Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form- S-8 (No. 333-136650) of Stock-Trak Group, Inc. (formerly Neutron Enterprises, Inc.) of our report dated March 26, 2008 relating to the 2007 consolidated financial statements, which appears in this Form 10-K.

/s/ RSM Richter LLP
Chartered Accountants

Montreal, Canada
March 26, 2008